UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2020

CSS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300 Plymouth Meeting, PA 19462 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 729-3959

Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 20, 2020, CSS Industries, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IG Design Group Americas, Inc., a Georgia corporation (“Parent”), TOM MERGER SUB INC., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and IG Design Group Plc, a public limited company incorporated and registered in England and Wales (“TopCo Parent”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will, as promptly as practicable, commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.10 per share (“Company Common Stock”), at a price per share equal to $9.40 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax deduction or withholding.

The obligation of Merger Sub to purchase shares of Company Common Stock tendered in the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including (i) a minimum of 51% of the shares of Company Common Stock then outstanding being tendered in the Offer, (ii) the accuracy of the Company’s representations and warranties contained in the Merger Agreement, subject to certain specified materiality qualifiers, (iii) the Company’s performance in all material respects of its obligations under the Merger Agreement, (iv) TopCo Parent’s receipt (either directly or indirectly through any of its subsidiaries) of the proceeds of the debt and equity financing or confirmation by the financing sources that the debt and equity financing will be available at the consummation of the Offer (the “Funding Condition”), and (v) each of the other conditions set forth in Exhibit B to the Merger Agreement.

The Offer will expire at midnight (New York City time) on the date that is 20 business days following the commencement of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Subject to the provisions of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, immediately following Merger Sub’s acceptance for payment (the “Acceptance Time”) of all shares of Company Common Stock validly tendered pursuant to the Offer (the “Offer Closing”), Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation (the “Merger”), without a meeting of the stockholders of the Company.

The board of directors of the Company (the “Board”) and the special committee of the Board have each unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock (except for shares owned, directly or indirectly, by Parent, Merger Sub or the Company (including shares held as treasury stock or otherwise), which will be cancelled without any consideration in exchange therefor, and by stockholders who have perfected their appraisal rights under Delaware law) will be converted into the right to receive the Offer Price in cash, without interest and subject to any applicable tax deduction or withholding.

The Merger Agreement provides that, at the Effective Time, (i) each outstanding stock option to acquire shares of Company Common Stock (each, a “Company Stock Option”), whether or not then vested or exercisable, will be cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the excess, if any, of the Offer Price over the exercise price per share of such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option as of immediately prior to the Effective Time; (ii) each outstanding restricted stock unit that is not subject to performance-based vesting (each, a “Company RSU”) will fully vest and be cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the Offer Price, multiplied by (B) the number of shares of Company Common Stock subject to such Company RSU; and (iii) each outstanding restricted stock unit that is subject to performance-based vesting (each, a “Company PSU”) will be cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the Offer Price, multiplied by (B) the number of shares of Company Common Stock subject to such Company PSU (as determined after giving effect to the deemed achievement at target performance levels). Any Company Stock Option that has an exercise price per share that is greater than or equal to the Offer Price will be cancelled at the Effective Time without payment of any consideration.

The Merger Agreement contains representations, warranties and covenants by the parties customary for a transaction of this nature. Among other things, during the period between the execution of the Merger Agreement and the earlier of the consummation of the Merger or termination of the Merger Agreement, the Company has agreed to conduct its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed not to (i) solicit proposals relating to alternative competing transactions, (ii) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative competing transaction, (iii) approve or enter into any alternative competing transaction or any agreement providing for any such alternative competing transaction, or (iv) propose or agree, or authorize or permit any representative of the Company, to do any of the foregoing. Notwithstanding the foregoing “no-shop” restrictions, under specified circumstances the Board may change its recommendation of the transaction or cause the Company to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement), in either case upon a determination by the Board that the failure to take such action would be inconsistent with its fiduciary duties and upon payment of the company termination fee described below. Under specified circumstances and subject to the provisions set forth in the Merger Agreement, the Board may also change its recommendation of the transaction in connection with an Intervening Event (as defined in the Merger Agreement) upon a determination by the Board that the failure to take such action would be inconsistent with its fiduciary duties.

TopCo Parent has (i) entered into an amended and restated debt facility agreement with HSBC UK Bank Plc, National Westminster Bank Plc, BNP Paribas, London Branch, SunTrust Robinson Humphrey, Inc., PNC Bank, National Association, Truist Bank, HSBC Bank Plc, and HSBC Corporate Trustee Company (UK) Limited providing for debt financing (the “Debt Commitment”), and (ii) entered into an equity placing agreement with Canaccord Genuity Limited (“Cannacord”) and obtained a bookrunner book building confirmation letter from Canaccord confirming that TopCo Parent has demand from its equity investors for equity financing in an amount no less than $100 million to finance the transactions contemplated by the Merger Agreement (together, the “Equity Commitments” and, together with the Debt Commitment, the “Financing Commitments”). The Merger Agreement requires TopCo Parent, Parent and Merger Sub to use their commercially reasonable efforts to obtain the debt and equity financing on the terms and conditions described in the Financing Commitments. Immediately following the execution of the Merger Agreement, TopCo Parent will seek to obtain the resolution of its shareholders to disapply all applicable pre-emptive rights in connection with the equity financing (the “Pre-Emptive Rights Waiver”). If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment, TopCo Parent agreed to use commercially reasonable efforts to arrange and obtain alternative financing from the same or alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement.

The Merger Agreement also contains certain termination provisions for the Company and Parent, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a superior proposal. The Company will be required to pay Parent a cash termination fee equal to $3,000,000 if the Merger Agreement is terminated (i) by Parent because the Board changes its recommendation to stockholders to accept the Offer and tender their shares of Company Common Stock in the Offer, (ii) by the Company to enter into a definitive agreement with respect to a superior proposal, or (iii) (1) (A) by either the Company or Parent because the Acceptance Time has not occurred by 11:59 p.m. New York City time on June 4, 2020 or (B) by Parent because the Company breaches any representation or warranty or fails to perform any covenant or agreement such that the Company’s offer conditions could not be satisfied, (2) an alternative competing transaction was publicly announced or publicly known prior to such termination, and (3) within 12 months after such termination, the Company consummates an alternative competing transaction or enters into an agreement with respect to an alternative competing transaction. TopCo Parent will be required to pay the Company a cash termination fee equal to (i) $4,500,000 if the Merger Agreement is terminated by the Company or Parent due to Merger Sub’s failure to effect the Offer Closing when all of the offer conditions (other than the Funding Condition) have been satisfied, and (ii) $2,250,000 if the Merger Agreement is terminated by the Company because, by the date that is the earlier of (x) 60 business days from the date of the Merger Agreement and (y) 35 business days following the failure to obtain the Pre-Emptive Rights Waiver at a shareholder meeting held for such purpose, TopCo Parent has failed to confirm in writing that it has available cash in an amount which, together with the debt financing and any available cash of the Company and its subsidiaries as of the closing, is required to pay the Merger Amounts (as defined in the Merger Agreement).

The foregoing description of the Offer, the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The above description of the Merger Agreement and the Merger Agreement itself have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, TopCo Parent, Parent, Merger Sub or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of the Company solely for the benefit of Parent, Merger Sub and TopCo Parent and for purposes of the Merger Agreement. The assertions embodied in those representations and warranties are subject to limitations agreed upon by the contracting parties and are qualified by documents filed with, or furnished to, the SEC by the Company prior to the date of the Merger Agreement as well as information in a confidential disclosure letter that the Company has delivered to Parent, Merger Sub and TopCo Parent in connection with signing the Merger Agreement as of a specific date. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Therefore, investors and security holders should not treat the representations and warranties as categorical statements of fact. Moreover, these representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement and may be subject to standards of materiality that are different from what may be material to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. The representations and warranties were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and information concerning the subject matter of representations and warranties may change after such dates, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement when filed not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports and statements it files with the SEC.

Rights Agreement Amendment

On January 20, 2020, in connection with the Merger Agreement, the Company and American Stock Transfer & Trust LLC, as rights agent (the “Rights Agent”) under the Rights Agreement, dated as of November 11, 2019, as amended from time to time, between the Company and the Rights Agent (the “Rights Agreement”), entered into the Amendment to the Rights Agreement (“Rights Amendment”). The Rights Amendment renders the Rights Agreement inapplicable to the Merger Agreement by providing that a “Distribution Date,” a “Shares Acquisition Date” and a “Triggering Event” (each as defined in the Rights Agreement) will be deemed not to have occurred, that no person or entity will become an “Acquiring Person” (as defined in the Rights Agreement), and that no Rights (as defined in the Rights Agreement) will become exercisable, in any such case by reason of the (i) execution and delivery of the Merger Agreement or any amendment thereto or (ii) consummation of the Offer, the Merger or any other transaction contemplated by the Merger Agreement. The Rights Amendment further provides that all Rights established under the Rights Agreement will automatically expire immediately prior to the Effective Time.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by the complete text of the Rights Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under the heading “Rights Agreement Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2020, the Human Resources Committee of the Board approved, subject to and contingent upon the consummation of the Merger, the payment, in the form of cash, of (i) the 30% discretionary component under the Company’s Management Incentive Program (the “MIP”) and (ii) the performance component under the MIP, the amount of which shall be determined based on fiscal year 2020 financial metrics, in each case to all participants in the MIP employed by the Company as of the closing of the Merger. All such payments will be paid in June 2020.

Item 8.01 Other Events.

On January 20, 2020 the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 20, 2020, by and among CSS Industries, Inc., IG Design Group Americas, Inc., TOM MERGER SUB INC. and IG Design Group Plc.*

4.1	Amendment to Rights Agreement, dated as of January 20, 2020, between CSS Industries, Inc. and American Stock Transfer & Trust Company, LLC.

99.1	Press Release, dated January 20, 2020.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

Cautionary Statement

This document contains forward-looking statements, including statements regarding the proposed acquisition of the Company by Parent and TopCo Parent. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of the Company and the expected timing of the proposed transaction with Parent and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the Company and Parent to terminate the merger agreement; the risk that, prior to the completion of the transaction, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction on the market price of Company Common Stock and/or on the Company’s business, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; and the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K and Schedule 14D-9 filed with or furnished to the SEC and other written statements made by the Company from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and the Company undertakes no obligation to revise or update it.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Company Common Stock has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that Parent, TopCo Parent and/or Merger Sub will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, TopCo Parent, Parent and/or Merger Sub will file tender offer materials on Schedule TO, including the offer to purchase, letter of transmittal and other related materials, with respect to the tender offer, and Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the SEC with respect to the tender offer. The solicitation and offer to buy Company Common Stock will be made only pursuant to an offer to purchase and related materials that TopCo, Parent and Merger Sub intend to file with the SEC. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF COMPANY COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Company Common Stock at no expense to them. Investors and stockholders may obtain the Schedule TO, the Schedule 14D-9 and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. The documents filed by the Company with the SEC may also be obtained free of charge at the Company’s website at http://www.cssindustries.com/investor-relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS INDUSTRIES, INC.

Date: January 21, 2020	/s/ Christopher J. Munyan
Christopher J. Munyan President and Chief Executive Officer